Exhibit 99.1


Sonus Networks Comments on First Quarter Fiscal 2004;
Company Provides Update on Q1 Business Metrics, Growth Drivers for 2004

    CHELMSFORD, Mass.--(BUSINESS WIRE)--April 27, 2004--Sonus Networks (Nasdaq: SONSE), a leading provider of voice over IP (VoIP) infrastructure solutions, today commented on its business for the first quarter ended March 31, 2004. The Company will host a conference call at 4:45 pm Eastern today to review recent business activity and provide an outlook on the industry.
    During the first quarter, Sonus continued to build its business in several key dimensions. Sonus estimates that its cash, cash equivalents and marketable securities (short- and long-term) increased in the quarter and exceeded $300 million as of March 31, 2004. The company also reported an increase in product shipments over the fourth quarter of fiscal 2003. To support its growth, Sonus has increased its global resources. As of March 31, 2004, Sonus had 438 employees, up from 401 as of December 31, 2003 and 384 as of September 30, 2003, with the majority of the headcount expansion occurring in the research and development and sales organizations.
    "Sonus has a leading position in a market that is beginning to reach mainstream adoption, and we are executing in the key areas that will drive our growth going forward," said Hassan Ahmed, chief executive officer and chairman, Sonus Networks. "We continue to extend the Sonus brand into the access and wireless markets, and the success we are achieving in these segments complements our leadership in the wireline market. We have formed relationships with several new customers, and deployments with existing customers are progressing well. We continue to develop new product capabilities and to invest in our resources and infrastructure. All of these serve to bolster the company's competitive position as Sonus continues to capitalize on the sizable VoIP market opportunity."
    Sonus announced deployments with two new customers in the first quarter. SOFTBANK BB Corp. (SBB), one of Japan's largest broadband communication carriers, is deploying Sonus' GSX9000(TM) Open Services Switch, the Insignus(TM) Softswitch and the Sonus Insight(TM) Management System. Using a network built on Sonus solutions, SBB will provide long distance voice services first for residential subscribers and then for enterprise customers in later deployment phases. Additionally, California-based Callipso is implementing a nationwide, next-generation packet voice network with Sonus to deliver a range of VoIP services, including call origination and termination, as well as Session Initiation Protocol (SIP)-based enhanced services.
    During the quarter, Sonus continued to expand its initiatives in the wireless market. To address the access opportunity with wireless operators, Sonus established an original equipment manufacturer (OEM) relationship with Motorola Inc. through which Motorola has integrated Sonus' industry-leading GSX9000 media gateway with the Motorola SoftSwitch (MSS), a next-generation switching platform for wireless carriers around the globe. The combined Motorola-Sonus solution is in initial deployments with wireless carriers across three continents. Additionally, Sonus' wireless deployments have continued to ramp steadily, with Sonus' SMARRT Wireless solutions carrying more than 1 billion minutes of traffic per month.
    Sonus continues to build its sales presence throughout the world, and in March announced the appointment of Joop van Aard as vice president, sales, Europe, Middle East and Africa. A seasoned telecommunications professional, van Aard will expand Sonus' EMEA sales force to help drive the adoption of packet voice technology among European service providers.
    Finally, Sonus strengthened its executive management team as it positions for its next phase of growth. The Company announced that Bert Notini has joined Sonus as its president and chief operating officer. Reporting to chairman and chief executive officer Hassan Ahmed, Notini brings strong leadership to Sonus' operations, combining broad experience in global technology companies with an extensive background in the financial and legal fields. He most recently served as a member of the board of directors and chief financial officer
(CFO) of Manufacturers Services Limited.
    "2004 is stacking up to be an exciting year for our industry," commented Ahmed. "As the pace of VoIP adoption accelerates, Sonus continues to build on its market leadership and has been selected by some of the largest service providers around the world. In the second quarter, we expect to continue to expand our market presence and grow our business."

    Update on Financial Review

    As previously announced, Sonus is completing a detailed review of its financial statements. It has made substantial progress towards the completion of the review for fiscal 2003 and 2002. The company is now working to complete its review of financial periods prior to fiscal 2002. Until the review is completed, the company will not provide preliminary results for 2002, 2003 and the first quarter of 2004, as items from prior periods may impact those results.
    As a reminder, Sonus expects its review will lead to a restatement of historical financial statements for the fiscal year ended December 31, 2002 and for the first three quarters of fiscal year 2003. As a result, existing financial statements for those periods should not be relied upon. Based on its detailed financial review, Sonus has determined that all of the transactions under review are valid sales. The Company is reviewing the timing of revenue recognition for those transactions and not whether they should be reported as revenue. The Company is also reviewing other financial statement accounts in connection with its financial review.
    The Company remains committed to completing its financial review at the earliest possible time, but cannot provide an estimated completion date.

    Update on Nasdaq Listing Status

    The Company reported that it has received a Nasdaq Staff Determination letter. The letter indicates that because the Company has not timely filed its Form 10-K for the fiscal year ended December 31, 2003, it is not in compliance with the Nasdaq continued listing requirements set forth in Nasdaq Marketplace Rule 4310(c)(14). Sonus Networks has requested a hearing with the Nasdaq Listing Qualifications Panel for continued listing on the Nasdaq National Market. Sonus Networks' securities will remain listed on the Nasdaq National Market pending the outcome of the hearing. There can be no assurance that the Panel will grant a request for continued listing.

    Company Conference Call, Webcast and Replay Information

    Date: Tuesday, April 27, 2004

    To listen via telephone:

    Dial-in number: +1-888-326-7098 or +1-706-758-2365

    To listen via the Internet:

    Sonus will host a live webcast of the conference call. To access the webcast, visit the Sonus Networks Investor Relations site at http://www.sonusnet.com.

    Replay:

    A telephone playback of the call will be available following the conference and can be accessed by calling +1-800-633-8284 or +1-402-977-9140. The access code for the replay is 21193935. The telephone playback will be available through May 11, 2004.
    The webcast will be available on the Sonus Networks Investor Relations site through April 27, 2005. To access the replay of the webcast, visit the Investor Relations site at http://www.sonusnet.com.

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its Open Services Architecture(TM) (OSA), Sonus delivers end-to-end solutions addressing a full range of carrier applications, including trunking and tandem switching, residential and business access, network border switching and enhanced services. Sonus' voice infrastructure solutions, including media gateways, softswitches and network management systems, are deployed in service provider networks worldwide. Sonus, founded in 1997, is headquartered in Chelmsford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain projections or other forward-looking statements regarding future events or the future financial performance of Sonus that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the "Cautionary Statements" section of Sonus' Quarterly Report on Form 10-Q, dated November 10, 2003 and filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include, among others, uncertainties regarding the timing of the Company's completion of the audit and filing of its Annual Report on Form 10-K/A for 2003 and future periodic reports, risks as to the SEC's investigation of these or other matters, unforeseen issues encountered in the completion of the audit, uncertainties regarding the extent to which prior period financial statements will be restated, the continued adverse effect of developments in the telecommunications industry, Sonus' ability to grow its customer base, dependence on new product offerings, market acceptance of its products, competition from large incumbent vendors, rapid technological and market change and manufacturing and sourcing risks. In addition, any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

    Sonus is a registered trademark of Sonus Networks. Open Services Architecture, GSX9000, Insignus and Sonus Insight are trademarks of Sonus Networks. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

    CONTACT: Sonus Networks, Inc.
             Investor Relations:
             Jocelyn Philbrook, 978-614-8672
             jphilbrook@sonusnet.com
             or
             Media Relations:
             Beth Morrissey, 978-614-8579
             bmorrissey@sonusnet.com